NEWS RELEASE	Littelfuse Inc. 8755 West Higgins Road, Suite 500 Chicago, Illinois 60631 p: (773) 628-1000 f: (773) 628-0802 www.littelfuse.com
LITTELFUSE REPORTS FIRST QUARTER RESULTS FOR 2019

Company performance in line with guidance
CHICAGO, May 1, 2019 - Littelfuse, Inc. (NASDAQ: LFUS), a global manufacturer of leading technologies in circuit protection, power control and sensing, today reported financial results for the first quarter ended March 30, 2019:

•	Net sales of $405.5 million were in line with guidance, down 3% versus the prior year period, and down 4% organically

•	Growth by segment versus the prior year period:

•	Electronics sales were flat (down 4% organically)

•	Automotive sales decreased 10% (down 7% organically)

•	Industrial sales decreased 2% (up 4% organically)

•	GAAP diluted EPS was $1.48

•	Adjusted diluted EPS of $1.96 was above the midpoint of guidance. As expected, EPS was unfavorably impacted by currency headwinds as well as lower volumes and associated leverage versus the prior year

•	GAAP effective tax rate was 20.3% and the adjusted effective tax rate was 19.7%

•	Cash flow from operations was $30.9 million and free cash flow was $16.8 million

•	During the first quarter, the company repurchased 79,916 shares of common stock under its share repurchase authorization
“We delivered a solid first quarter in line with our sales and adjusted EPS guidance,” said Dave Heinzmann, Littelfuse Chief Executive Officer. “Our teams remain focused on executing our long-term strategy while containing costs within this current environment. We continue to see good design win activity driven by the strong fundamentals of our business, and the content opportunities driven by a safer, greener and increasingly connected world. During the quarter, we initiated additional footprint and product line rationalizations. While we anticipate soft demand to persist, we continue to expect improving conditions in the second half of the year. We remain confident we will deliver exceptional value for our shareholders by executing on our five-year growth strategy.”

-more-

For the second quarter of 2019*:

•	Net sales are expected to be in the range of $409 to $421 million

•
Adjusted diluted EPS is expected to be in the range of $2.00 to $2.14. This includes an estimated 25 cent decline versus the prior year, due to unfavorable foreign exchange impacts and mark-to-market comparisons, as well as timing of stock compensation expense

•	Adjusted effective tax rate is expected to be in the range of 18% - 19%

*Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, restructuring, impairment and other charges, certain purchase accounting adjustments, non-operating foreign exchange adjustments and significant and unusual items. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

Dividend and Share Repurchase Authorization

•	The company will pay a cash dividend on its common stock of $0.43 per share on June 6, 2019 to shareholders of record as of May 23, 2019

•	The company’s previous share repurchase authorization expired on April 30, 2019 and has been replaced with a new one million share repurchase authorization effective through April 30, 2020

Conference Call and Webcast Information
Littelfuse will host a conference call today, Wednesday, May 1, 2019, at 9:00 a.m. Central Time to discuss the results. The call will be broadcast live and available for replay at Littelfuse.com.

About Littelfuse
Littelfuse (NASDAQ: LFUS) is a global manufacturer of leading technologies in circuit protection, power control and sensing. Sold in over 150 countries, our products are found in automotive and commercial vehicles, industrial applications, data and telecommunications, medical devices, consumer electronics and appliances. Our 12,000 worldwide associates partner with customers to design, manufacture and deliver innovative, high-quality solutions, for a safer, greener and increasingly connected world - everywhere, every day. Learn more at Littelfuse.com.

-more-

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance; economic conditions; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; failure of an indemnification for environmental liability; exchange rate fluctuations; commodity price fluctuations; the effect of Littelfuse, Inc.'s ("Littelfuse" or the "Company") accounting policies; labor disputes; restructuring costs in excess of expectations; pension plan asset returns less than assumed; integration of acquisitions; uncertainties related to political or regulatory changes and other risks which may be detailed in the company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 29, 2018. For a further discussion of the risk factors of the company, please see Item 1A. "Risk Factors" to the company's Annual Report on Form 10-K for the year ended December 29, 2018.

Non-GAAP Financial Measures
The information included in this press release includes the non-GAAP financial measures of organic revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted effective tax rate, free cash flow, and adjusted leverage. Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth in the attached schedules.

The company believes that organic revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations or were not part of our business operations during a comparable period. The company believes free cash flow is a useful measure of its ability to generate cash. The company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that our definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

CONTACT: Trisha Tuntland
Head of Investor Relations
(773) 628-2163

###

LFUS-F

LITTELFUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(in thousands)	March 30, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$476,614	$489,733
Short-term investments	33	34
Trade receivables, less allowances of $33,140 and $36,038 at March 30, 2019 and December 29, 2018, respectively	237,878	232,892
Inventories	261,659	258,228
Prepaid income taxes and income taxes receivable	758	2,339
Prepaid expenses and other current assets	53,203	49,291
Total current assets	1,030,145	1,032,517
Net property, plant, and equipment	342,334	339,894
Intangible assets, net of amortization	350,421	361,474
Goodwill	825,467	826,715
Investments	24,640	25,405
Deferred income taxes	8,461	7,330
Right of use lease assets, net	24,725	—
Other assets	18,825	20,971
Total assets	$2,625,018	$2,614,306
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$129,092	$126,323
Accrued liabilities	107,214	138,405
Accrued income taxes	23,244	20,547
Current portion of long-term debt	10,000	10,000
Total current liabilities	269,550	295,275
Long-term debt, less current portion	676,510	684,730
Deferred income taxes	52,658	51,853
Accrued post-retirement benefits	31,548	31,874
Non-current operating lease liabilities	19,950	—
Other long-term liabilities	69,414	72,232
Total equity	1,505,388	1,478,342
Total liabilities and equity	$2,625,018	$2,614,306

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	March 30, 2019	March 31, 2018
Net sales	$405,500	$417,813
Cost of sales	250,272	268,190
Gross profit	155,228	149,623

Selling, general, and administrative expenses	62,955	77,514
Research and development expenses	21,409	22,540
Amortization of intangibles	10,191	11,998
Total operating expenses	94,555	112,052
Operating income	60,673	37,571

Interest expense	5,686	5,423
Foreign exchange loss (gain)	4,243	(10,555)
Other expense (income), net	4,305	(1,943)
Income before income taxes	46,439	44,646
Income taxes	9,450	8,617
Net income	$36,989	$36,029

Income per share:
Basic	$1.50	$1.48
Diluted	$1.48	$1.45

Weighted-average shares and equivalent shares outstanding:
Basic	24,717	24,339
Diluted	25,009	24,775
Comprehensive income	$45,062	$35,750

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
(in thousands)	March 30, 2019	March 31, 2018
OPERATING ACTIVITIES
Net income	$36,989	$36,029
Adjustments to reconcile net income to net cash provided by operating activities:	35,376	49,286
Changes in operating assets and liabilities:
Trade receivables	(5,800)	(8,417)
Inventories	(3,250)	(269)
Accounts payable	(8,499)	2,990
Accrued liabilities and income taxes	(27,170)	(7,208)
Prepaid expenses and other assets	3,273	(3,143)
Net cash provided by operating activities	30,919	69,268

INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(775)	(306,487)
Purchases of property, plant, and equipment	(14,076)	(17,909)
Proceeds from sale of property, plant, and equipment	607	19
Net cash used in investing activities	(14,244)	(324,377)

FINANCING ACTIVITIES
Net (payments) proceeds from credit facility and senior notes	(5,000)	250,500
Purchases of common stock	(17,906)	—
Cash dividends paid	(10,625)	(9,198)
All other cash provided by (used in) financing activities	2,198	(994)
Net cash (used in) provided by financing activities	(31,333)	240,308
Effect of exchange rate changes on cash and cash equivalents	1,539	(2,417)
Decrease in cash and cash equivalents	(13,119)	(17,218)
Cash and cash equivalents at beginning of period	489,733	429,676
Cash and cash equivalents at end of period	$476,614	$412,458

LITTELFUSE, INC.
NET SALES AND OPERTATING INCOME BY SEGMENT
(Unaudited)

	First Quarter
(in thousands)	2019	2018	% Growth /(Decline)
Net sales
Electronics	$265,394	$264,411	0.4%
Automotive	113,483	126,131	(10.0)%
Industrial	26,623	27,271	(2.4)%
Total net sales	$405,500	$417,813	(2.9)%

Operating income (loss)
Electronics	$49,037	$53,964	(9.1)%
Automotive	13,200	18,390	(28.2)%
Industrial	3,505	4,709	(25.6)%
Other(a)	(5,069)	(39,492)	N.M.
Total operating income	$60,673	$37,571	61.5%
Operating Margin	15.0%	9.0%

Interest expense	5,686	5,423
Foreign exchange loss (gain)	4,243	(10,555)
Other expense (income), net	4,305	(1,943)
Income before income taxes	$46,439	$44,646	4.0%

(a) "other" typically includes non-GAAP adjustments such as acquisition-related and integration costs, purchase accounting inventory adjustments and other charges, and restructuring charges. (See Supplemental Financial Information for details.)

N.M. - Not meaningful

	First Quarter
(in thousands)	2019	2018	% Growth /(Decline)
Operating Margin
Electronics	18.5%	20.4%	(1.9)%
Automotive	11.6%	14.6%	(2.9)%
Industrial	13.2%	17.3%	(4.1)%

LITTELFUSE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In millions of USD except per share amounts unaudited)

Non-GAAP EPS reconciliation
	Q1-19	Q1-18
GAAP diluted EPS	$1.48	$1.45
EPS impact of Non-GAAP adjustments (below)	0.48	0.94
Adjusted diluted EPS	$1.96	$2.39

Non-GAAP adjustments - (income)/expense
	Q1-19	Q1-18
Acquisition related and integration costs (a)	$2.4	$11.7
Restructuring, impairment and other charges (b)	2.7	0.8
Amortization backlog - IXYS (c)	—	2.5
Change in control - IXYS (d)	—	2.1
Acquisition related stock-based compensation charge (e)	—	4.5
Purchase accounting inventory adjustments (f)	—	17.9
Non-GAAP adjustments to operating income	5.1	39.5
Other expense, net (g)	5.2	—
Non-operating foreign exchange loss (gain)	4.2	(10.6)
Non-GAAP adjustments to income before income taxes	14.5	28.9
Income taxes (h)	2.5	5.8
Non-GAAP adjustments to net income	$12.0	$23.1

Total EPS impact	$0.48	$0.94

Adjusted operating margin /Adjusted EBITDA reconciliation
	Q1-19	Q1-18
Net sales	$405.5	$417.8

GAAP operating income	$60.7	$37.6
Add back non-GAAP adjustments	5.1	39.5
Adjusted operating income	$65.8	$77.1
Adjusted operating margin	16.2%	18.5%

Add back amortization	10.2	12.0
Add back depreciation	13.1	11.6
Adjusted EBITDA	$89.1	$100.7
Adjusted EBITDA margin	22.0%	24.1%

Net sales reconciliation	Q1-19 vs. Q1-18
	Electronics	Automotive	Industrial	Total
Net sales growth	—%	(10)%	(2)%	(3)%
Less:
Acquisitions	6%	—	—	3%
Divestitures	—	—	(5)%	—%
FX impact	(2)%	(3)%	(1)%	(2)%
Organic net sales growth	(4)%	(7)%	4%	(4)%

Income tax reconciliation
	Q1-19	Q1-18
Income taxes	$9.5	$8.6
Effective rate	20.3%	19.3%

Non-GAAP adjustments - income taxes	2.5	5.8

Adjusted income taxes	$12.0	$14.4
Adjusted effective rate	19.7%	19.6%

Free cash flow reconciliation
	Q1-19	Q1-18
Net cash provided by operating activities	$30.9	$69.3
Less: Purchases of property, plant and equipment	(14.1)	(17.9)
Free cash flow	$16.8	$51.4

	Q2-18	Q3-18	Q4-18	Q1-19	For the Twelve Months Ended March 30, 2019
Adjusted EBITDA	$111.4	$110.5	$84.3	$89.1	$395.3

					March 30, 2019
Current portion of long-term debt					$10.0
Long-term debt, less current portion					676.5
Total debt					$686.5
Less: Cash					476.6
Net debt					$209.9
Adjusted Gross Leverage (defined as total debt divided by adjusted EBITDA)					1.7
Adjusted Net Leverage (defined as net debt divided by adjusted EBITDA)					0.5
Note: Total will not always foot due to rounding.

(a) reflected in selling, general and administrative expenses ("SG&A").
(b) $2.1 million and $0.6 million reflected in SG&A and cost of sales, respectively for the three months ended March 30, 2019 and $0.5 million and $0.3 million reflected in SG&A and cost of sales, respectively for the three months ended March 31, 2018.
(c) reflected in amortization of intangibles.
(d) reflected in SG&A.
(e) $2.4 million, $1.6 million and $0.5 million reflected in SG&A, research and development expenses and cost of sales, respectively.
(f) reflected in cost of sales.
(g) included $2.8 million impairment charges to certain other investments, $2.6 million loss on the disposal of a business, and $0.3 million gain primarily related to the final payments for the acquisition of Monolith.
(h) reflected the tax impact associated with the non-GAAP adjustments.

###